As filed with the United States Securities and Exchange Commission on April 26, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PLYMOUTH INDUSTRIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Maryland	27-5466153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
(617) 340-3814
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffrey E. Witherell
Chief Executive Officer
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Kenneth L. Betts
Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
(214) 453-6500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Smaller reporting company ☐
Non-accelerated filer ☐		Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS
PLYMOUTH INDUSTRIAL REIT, INC.
Common Stock

This prospectus relates to the offer and sale of 4,411,764 shares of our common stock, $0.01 par value per share (“Common Stock”), by the selling stockholders named in this prospectus or in a supplement hereto. On December 14, 2018, in connection with the issuance of our Series B Convertible Redeemable Preferred Stock, we entered into an investor rights agreement with the selling stockholders obligating us to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders.
We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.
Our Common Stock is quoted on the New York Stock Exchange (“NYSE”) under the ticker symbol “PLYM”. On April 25, 2022, the last reported sale price of Common Stock on NYSE was $25.29 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties provided or incorporated by reference into this prospectus and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 26, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Plymouth Industrial REIT, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Plymouth Industrial OP, LP, a Delaware limited partnership, or our operating partnership, of which we are the sole general partner.

OUR COMPANY
We are a full service, vertically integrated, self-administered and self-managed REIT focused on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, primarily located in primary and secondary markets, as well as select sub-markets, with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States, which we refer to as our target markets.
We intend to continue to focus on the acquisition of industrial properties in our markets, which we believe will provide superior and consistent cash flow returns at generally lower acquisition costs relative to replacement costs and to industrial properties in gateway markets. Further, we believe there is a greater potential for higher rates of appreciation in the value of industrial properties in our target markets relative to industrial properties in gateway markets.
We believe our target markets provide us with opportunities to acquire both stabilized properties generating favorable cash flows, as well as properties where we can enhance returns through leasing, value-add renovations, value-add redevelopment and ground-up development. We focus primarily on the following investments:
•	single-tenant and multi-tenant industrial properties where tenants are paying below-market rents with near-term lease expirations that we believe have a high likelihood of renewal at market rents; and
•
multi-tenant industrial properties that we believe would benefit from our value-add management approach to create attractive leasing options for our tenants, and as a result of the presence of smaller tenants, obtain higher per-square-foot rents.

We believe there are a significant number of attractive acquisition opportunities available to us in our target markets and that the fragmented ownership of industrial properties within our targeted markets and the complex operating requirements of the industrial properties we target generally make it more difficult for less-experienced or less-focused operators to access comparable investment opportunities on a consistent basis. While we will focus on investment opportunities in our target markets, we may make opportunistic acquisitions of industrial properties in other markets when we believe we can achieve attractive risk-adjusted returns.
We also intend to continue pursuing joint venture arrangements with institutional partners which could provide management fee income, residual profit-sharing income and the ability to purchase properties out of the joint venture over time. Such joint ventures may involve investing in industrial assets that would be characterized as opportunistic or value-add investments. These may involve development or redevelopment strategies that may require significant up-front capital expenditures, lengthy lease-up periods and result in inconsistent cash flows. As a result, the risk profiles of these properties will likely differ from the non-joint venture properties that we target for acquisition.
Our executive offices are located at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. Our telephone number at our executive offices is (617) 340-3814 and our corporate website is www.plymouthreit.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING
The selling stockholders named in this prospectus may offer and sell up to [5,053,071] shares of Common Stock. Our Common Stock is currently listed on NYSE under the symbol “PLYM.” Shares of our Common Stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the Common Stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares that are being registered pursuant to the terms of the Investor Rights Agreement, dated as of December 14, 2018, by and between the Company and MIRELF VI Pilgrim, LLC, as amended (the “Investor Rights Agreement”). When we refer to the selling stockholders in this prospectus, we are referring to the holders of registration rights under the Investor Rights Agreements and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Selling Stockholders.”

RISK FACTORS
Our business is subject to uncertainties and risks and an investment in the securities being offered under this prospectus involves risks. You should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the “Risk Factors” incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings before investing in these securities. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.
Risks Relating to our Common Stock
The market price and trading volume of our Common Stock may be volatile.
Our Common Stock is listed on the NYSE. The per share trading price of our Common Stock may be volatile. In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur. If the per share trading price of our Common Stock declines significantly, you may be unable to resell your shares at or above the price at which you purchase your shares. We cannot assure you that the per share trading price of our Common Stock will not fluctuate or decline significantly in the future.
Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Common Stock include:
•	actual or anticipated variations in our quarterly operating results or dividends;
•	changes in our funds from operations or earnings estimates;
•	publication of research reports about us or the real estate industry;
•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;
•	changes in market valuations of similar companies;
•	adverse market reaction to any additional debt we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional stockholders;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus;
•	the extent of investor interest in our securities;
•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;
•	our underlying asset value;
•	investor confidence in the stock and bond markets, generally;
•	changes in tax laws;
•	future equity issuances;
•	failure to meet earnings estimates;
•	failure to maintain our qualification as a REIT;
•	changes in our credit ratings; and
•	general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our financial condition, results of operations, cash flows and our ability to pay distributions on, and the per share trading price of, our Common Stock.
Increases in market interest rates may have an effect on the per share trading price of our Common Stock.
One of the factors that will influence the price of our Common Stock will be the dividend yield on our Common Stock (as a percentage of the price of our Common Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Common Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the per share trading price of our Common Stock to decrease.
The rights of our Common Stockholders are limited by and subordinate to the rights of the holders of Series A Preferred Stock and Series B Preferred Stock, and these rights may have a material adverse effect on the value of shares of our Common Stock.
The holders of shares of our 7.50% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, and the holders of our Series B Convertible Redeemable Preferred Stock, or the Series B Preferred Stock, have rights and preferences generally senior to those of the holders of our Common Stock. The existence of these senior rights and preferences may have a negative effect on the value of shares of our Common Stock. These rights are more fully set forth in the articles supplementary governing our Series A Preferred Stock and Series B Preferred Stock, and include, but are not limited to: (i) the right to receive a liquidation preference prior to any distribution of our assets to the holders of our Common Stock; and (ii) the right to require us to redeem Shares of Series A Preferred Stock and Series B Preferred Stock upon the occurrence of a change of control (as defined in the articles supplementary governing the Series A Preferred Stock and Series B Preferred Stock). The Series A Preferred Stock and Series B Preferred Stock also rank senior to our Common Stock with respect to priority of such dividend payments, which may limit our ability to make distributions to holders of our Common Stock.
The issuance of substantial numbers of shares of our Common Stock in the public market, or upon exchange of OP units or exercise of warrants, or the perception that such issuances might occur, could materially and adversely affect the per share trading price of the shares of our Common Stock.
The redemption of common units of limited partnership interest in our operating parternership, or OP units, for Common Stock, the vesting of any stock awards granted to certain directors, executive officers and other employees under our Second Amended and Restated 2014 Incentive Award Plan, or the Incentive Award Plan, the issuance of our Common Stock or OP units in connection with future property, portfolio or business acquisitions and other issuances of our Common Stock could have an adverse effect on the per share trading price of our Common Stock. Also, the authorization of grants of awards covering OP units or shares of our Common Stock under our Incentive Award Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The Series B Preferred Stock is convertible into up to 4,411,764 shares of Common Stock at the option of the holder. Any conversion of shares of Series B Preferred Stock may be settled by the Company, at its option, in shares of common stock, cash or any combination thereof. See “Description of Capital Stock — Preferred Stock — Series B Preferred Stock.” Future issuances of shares of our Common Stock, or securities convertible or exchangeable for shares of our Common Stock, may be dilutive to existing stockholders.
Future offerings of debt securities, which would be senior to our Common Stock upon liquidation, and/or preferred equity securities which may be senior to our Common Stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our Common Stock.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt or equity securities), including medium-term notes, senior or subordinated notes and additional classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our Common Stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock and may result in dilution to owners of our Common Stock. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Series A Preferred Stock and Series B Preferred Stock have, and additional classes or series of preferred stock, if issued, could have, preferences on liquidating distributions or preferences on dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings.
If securities analysts do not publish research or reports about our industry or if they downgrade our Common Stock or the industrial properties related real estate sector, the per share trading price of our Common Stock could decline.
The trading market for our Common Stock relies in part upon the research and reports that industry or financial analysts publish about us or our industry. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our shares or our industry, or the stock of any of our competitors, the per share trading price of our Common Stock could decline. If one or more of these analysts cease coverage of our company, we could lose attention in the market which in turn could cause the market price of our Common Stock to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this prospectus and in the documents incorporated herein by reference that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:
•
the factors included in this prospectus and in the documents incorporated herein by reference, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business;”

•
uncertainties surrounding the social and economic impacts of unforeseen factors, such as the COVID-19 pandemic, including, without limitation, their impact on the Company’s ability to pay common stock and preferred stock dividends and the frequency of those dividends;

•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	potential defaults on or non-renewal of leases by tenants;
•	potential bankruptcy or insolvency of tenants;
•	acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	potential natural disasters such as earthquakes, wildfires or floods;
•	national, international, regional and local economic conditions;
•	the general level of interest rates;
•
potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws, and potential increases in real property tax rates;

•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.
Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We are registering the shares of Common Stock pursuant to registration rights granted to the selling stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of Common Stock covered hereby.
We have agreed to pay all costs, expenses and fees relating to registering the shares of Common Sttock referenced in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares of Common Stock covered hereby.
See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS
Pursuant to the Investor Rights Agreements, we agreed to file the registration statement of which this prospectus forms a part to cover the resale of the shares of Common Stock currently owned by and/or issuable to the selling stockholders upon the conversion of the shares of our Series B Preferred Stock. We are registering the shares in accordance with the terms of the Investor Rights Agreement to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the selling stockholders we are referring to the holders of registration rights under the Investor Rights Agreements and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
The selling stockholders may sell some, all or none of their shares of Common Stock. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares of Common Stock covered hereby may be offered from time to time by the selling stockholders.
The following table sets forth the name of each selling stockholder, the number and percentage of our Common Stock beneficially owned by the selling stockholders as of April 15, 2022, the number of shares of Common Stock that may be offered under this prospectus, and the number and percentage of our Common Stock beneficially owned by the selling stockholders assuming all of the shares of Common Stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders under this prospectus. The percentage of our shares of Common Stock owned after the offering is based on 37,913,459 shares of Common Stock outstanding as of April 15, 2022. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned.
The address of the selling stockholder listed on the table is 300 Park Avenue, 3rd floor, New York, New York 10022.
	Beneficial Ownership Prior to the Offering		Number of Shares Being Registered Hereby(4)	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering(2)	Percentage of Outstanding Common Stock(3)		Number of Shares Beneficially Owned After the Offering(2)(5)	Percentage of Outstanding Common Stock(3)
MIRELF VI REIT Investment IV LLC(1)(5)	916,337(1)	2.4%	4,411,764	916,337	2.4%
(1)
The 916,337 shares of Common Stock are currently owned through a Wells Fargo brokerage account under the entity name “MIRELF VI REIT Investments IV, LLC”. The shares of Series B Preferred Stock are held under a separate limited liability company named “MIRELF VI Pilgrim LLC”. Both of these entities are wholly owned by MIRELF VI REIT. Post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)	Based on 37,913,459 shares of Common Stock outstanding as of April 15, 2022.
(4)	Assumes the sale of all shares being offered pursuant to this prospectus.
(5)
Based on information obtained from the selling stockholder. Excludes 4,411,764 shares of Common Stock issuable upon the conversion of 4,411,764 shares of Series B Preferred Stock because the Series B Preferred Stock is convertible into either cash or common stock or a combination of both at the sole election of the Company. As of the date of this Prospectus, the Company has not elected in which form the conversion of the Series B Preferred Stock will be settled.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.
Common Stock
General
Our charter provides that we may issue up to 900,000,000 shares of common stock, $0.01 par value per share, or our common stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our common stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock. As of April 15, 2022, 37,913,459 shares of our common stock are issued and outstanding.
Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.
Dividends, Liquidation and Other Rights
Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director (and such removal must be for cause) and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, relating to the restrictions on the transfer and ownership of shares or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.
Power to Reclassify and Issue Stock
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our capital stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series.
Power to Increase or Decrease Authorized Shares of Our Common Stock and Issue Additional Shares of Our Common and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of preferred stock that we may issue in the future or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”
Restrictions On Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock, excluding any shares of stock that are not treated as outstanding for federal income tax purposes. We refer to this restriction as the “ownership limit.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limit or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby violate the applicable ownership limit.
Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from the limit described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors must waive the ownership limit with respect to a particular person if it: (i) determines that such ownership will not cause any individual’s beneficial ownership of shares of our stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT; and (ii) determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity whose operations are attributed in whole or in part to us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and representations and undertakings from the person seeking the exemption or excepted holder limit in order to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.
Our board of directors may, in its sole and absolute discretion, increase or decrease the ownership limit for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of shares of our stock or beneficial or constructive ownership of our stock will violate the decreased ownership limit. Our board of directors may from time to time increase or decrease any ownership limit if, among other limitations, the new ownership limit would not prevent five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock.
Our charter further prohibits:
•
any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any such gross income requirements imposed on REITs); and

•
any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.
The ownership limit and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price at the time of such gift, devise or other transaction) and (ii) the last reported sale price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to our discovery that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:
•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.
However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole and absolute discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) in number or value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.
Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Preferred Stock
General
Our charter provides that we may issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. As of April 15, 2022, 2,023,551 shares of our Series A Preferred Stock and 4,411,764 shares of our Series B Preferred Stock and no other shares of preferred stock were issued and outstanding.
Subject to the limitations prescribed by Maryland law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof.
The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:
•	the title and stated value of such preferred stock;
•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;
•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any, for such preferred stock;
•	the provisions for a sinking fund, if any, for such preferred stock;
•	the provisions for redemption, if applicable, of such preferred stock;
•	any listing of such preferred stock on any securities exchange;
•
the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of material U.S. federal income tax considerations applicable to such preferred stock;
•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
Series A Preferred Stock
The Series A Preferred Stock ranks senior, with respect to priority of payment of dividends and distributions and rights upon the liquidation of our company, to the common stock. The Series A Preferred Stock is entitled to receive cumulative cash dividends, payable quarterly, at the rate of 7.50% per annum on the $25.00 liquidation preference per share (equivalent to a fixed annual rate of $1.875 per share). The Series A Preferred Stock may be redeemed by us, at our option, on and after December 31, 2022, at a redemption price of $25.00 per share, plus accrued and unpaid dividends.
The holders of the Series A Preferred Stock generally do not have voting rights; however, if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), then the holders of the Series A Preferred Stock, voting together as a single class, will be entitled to vote for the election of two additional directors to serve on our board of directors.
Series B Preferred Stock
The Series B Preferred Stock ranks senior to the common stock, and on parity with the Series A Preferred Stock, with respect to priority of payment of dividends and distributions and rights upon the liquidation of our company. The Series B Preferred Stock has a liquidation preference in an amount per share equal to the greater of (1) an amount necessary for the holder to receive a 12% annual rate of return on the issue price of $17.00 and (2) $21.89 (subject to adjustment), plus accrued and unpaid cash dividends (the “Liquidation Preference”).
The Series B Preferred Stock bears cumulative dividends, payable in cash, at a rate of (a) 4.00% from January 1, 2022 through and including December 31, 2022, (b) 6.50% from January 1, 2023 through and including December 31, 2023, (c) 12.00% from January 1, 2024 through and including December 31, 2024 and (d) 15.00% from and after January 1, 2025.
The Series B Preferred Stock is convertible at the option of the holders. Any conversion of shares of Series B Preferred Stock may be settled by the Company, at its option, in shares of common stock, cash or any combination thereof. Each share of Series B Preferred Stock is convertible into a number of shares of common stock equal to the greater of (i) one (1) share of common stock or (ii) the quotient of the Liquidation Preference divided by the 20-day per share volume-weighted price per share of common stock. As of the date of this prospectus, the shares of Series B Preferred Stock are convertible into an aggregate of 4,411,764 shares of Common Stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have eight directors.
Our charter also provides that, at such time as we became eligible to elect to be subject to certain elective provisions of the MGCL and except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast. Consequently, at each annual meetings of stockholders, the holders of the majority of the shares of our common stock will be able to elect all of our directors.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.
In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution opting out of the business combination provisions of the MGCL. This resolution provides that any alteration or repeal of the resolution by the board of directors shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors. Our bylaws provide that any such alteration or repeal of the resolution will be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors.
We do not have a “poison pill” or stockholder rights plan. We intend to seek prior stockholder approval before adopting a stockholder rights plan unless, due to timing constraints or other reasons, a majority of the directors who qualify as independent directors under NYSE corporate governance standards determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. We also intend that any stockholder rights plan we adopt without prior stockholder approval would either be ratified by stockholders or must expire, without being renewed or replaced, within one year.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. Our bylaws provide that any amendment, alteration or repeal of this provision shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•	a majority requirement for the calling of a special meeting of stockholders.
Our charter provides that, at such time as we became eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. Our bylaws provide that we may not make a Subtitle 8 election to create a classified board. Our bylaws provide that any amendment, alteration or repeal of this provision shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Amendments to Our Charter and Bylaws
Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the removal of directors, the restrictions on the transfer and ownership of shares or the vote required to amend such provisions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Except as otherwise noted with respect to amendments requiring the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors, our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders
Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
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with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

○	pursuant to our notice of the meeting;
○	by or at the direction of our board of directors; or
○
by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

•
with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

○	by or at the direction of our board of directors; or
○
provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock, the provisions of our charter regarding the removal of directors, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:
○	was committed in bad faith; or
○	was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:
•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•
any individual who, while serving as a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
The partnership agreement also provides that we, as general partner, and our directors, officers, employees, agents and designees are indemnified to the extent provided therein. See “Description of the Partnership Agreement of Plymouth Industrial OP, LP.”
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors.
Restrictions on Ownership and Transfer
Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. For a fuller description of this and other restrictions on ownership and transfer of our stock, see “Description of Stock—Restrictions on Ownership and Transfer.”
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with one or more of the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF PLYMOUTH INDUSTRIAL OP, LP
A summary of the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of Plymouth Industrial OP, LP., which we refer to as the “partnership agreement,” is set forth below. This summary is not complete and is subject to and qualified in its entirety by reference to the applicable provisions of Delaware law and the partnership agreement. For more detail, please refer to the partnership agreement itself a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”
General
Our operating partnership was formed in March 2011 to acquire, own and operate properties on our behalf. It is the operating partnership of an UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as our operating partnership, will be deemed to be assets and income of the REIT.
A property owner may generally contribute property to an UPREIT in exchange for OP units on a tax-deferred basis. In addition, our operating partnership will be structured to make distributions with respect to OP units that will be equivalent to the distributions made to holders of our common stock. Beginning on the date that is one year after the date of issuance, a limited partner may tender its OP units in our operating partnership for redemption in exchange for cash or, at our option, for shares of our common stock in a taxable transaction.
The partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities to merge into our operating partnership. In the event of such a merger, our limited partnership would issue additional OP units that would be entitled to the same exchange rights as other holders of OP units. As a result, any such merger ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We hold substantially all of our assets through our operating partnership. We may, however, own investments through entities other than our operating partnership if limited partners of our operating partnership that are not affiliated with us and who hold more than 50% of the OP units held by all limited partners not affiliated with us approve the ownership of a property through another entity. We are the sole general partner of our operating partnership, and we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of certain provisions of the partnership agreement of our operating partnership. This summary is not complete and is qualified by the specific language in the partnership agreement.
Capital Contributions
As we accept subscriptions for shares, we transfer (directly or through our wholly-owned subsidiary) substantially all of the net proceeds of the offering to our operating partnership as a capital contribution; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us, it may borrow funds from us or other lenders. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership.
Operations
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership” elsewhere in this prospectus.

Distributions
The partnership agreement provides that our operating partnership will distribute cash flow as follows:
•
First, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT (and avoid the imposition of federal income and excise taxes) under the Code with respect to such fiscal year;

•
Next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had each limited partner held a number of our common shares equal to the number of OP units that it holds;

•
Next, after the establishment of reasonable cash reserves for our expenses and obligations of our operating partnership, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had each limited partner held a number of common shares equal to the number of OP units that it holds; and

•	Finally, to us and the limited partners in accordance with the partners’ percentage interests in our operating partnership.
Similarly, the partnership agreement of our operating partnership provides that taxable income is generally allocated to the partners of our operating partnership in accordance with their relative percentage interests such that a holder of one unit of partnership interest in our operating partnership will be allocated taxable income for each taxable year in an amount generally equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. We are authorized to amend the partnership agreement to allocate income or loss of our operating partnership in a manner so as to avoid the characterization of operating income allocable to certain tax-exempt partners as “unrelated business taxable income,” as defined in the Code.
Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we might be obligated to contribute cash to our operating partnership up to an amount not exceeding such negative balance.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:
•	all expenses relating to the formation and continuity of our existence;
•	all expenses relating to the public offering and registration of securities by us;
•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•	all expenses associated with compliance by us with applicable laws, rules and regulations;
•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and
•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Exchange Rights
The limited partners of our operating partnership, including Plymouth OP Limited, LLC, have the right to cause their OP units to be redeemed by our operating partnership for cash or, in our sole discretion, for shares of our common stock. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP units were exchanged for our shares on a one-for-one basis.

Alternatively, we may elect to redeem the OP units by issuing one share of our common stock for each limited partnership unit redeemed. The cash value of a share of our common stock would equal the average of the daily closing price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined. If our shares of common stock are not listed, then the cash value of a share of our common stock will equal the then applicable redemption price per share in our share redemption program.
These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.
Subject to the foregoing, limited partners of our operating partnership may exercise their redemption rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for fewer than 1,000 OP units, unless such limited partner holds fewer than 1,000 OP units, in which case, it must exercise its exchange right for all of its OP units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of our operating partnership in exchange for their OP units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to satisfy such redemption with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Transferability of Interests
We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer the general partnership interest in our operating partnership (except to another of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership other than Plymouth OP Limited, LLC. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent, acting as general partner.
Voting Rights
The holders of limited partnership interests have limited voting rights. The consent of a majority-in-interest of the limited partners is required only to approve (1) any amendment that would affect the conversion or exchange rights of the limited partnership interests, (2) any amendment to the partnership agreement that would adversely affect the rights of the limited partners to receive distributions, (3) any amendment that would alter the partnership’s allocations of profit and loss and (4) any amendment that would impose any obligation on the limited partners to make additional capital contributions to the partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the current material U.S. federal income tax considerations regarding our company and holders of our securities. For the purposes of this discussion, references to “we,” “our” and “us” mean only Plymouth Industrial REIT, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•	the Code;
•	current, temporary and proposed Treasury regulations promulgated under the Code;
•	the legislative history of the Code;
•	current administrative interpretations and practices of the IRS; and
•	court decisions
in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. Except as expressly provided below, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax other than the income tax, associated with the purchase, ownership, or disposition of our securities, or our election to be taxed as a REIT.
On December 22, 2017, legislation commonly referred to as the “Tax Cuts and Jobs Act” was enacted. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminated and restricted various deductions, eliminated the corporate Alternative Minimum Tax, or AMT, and changed how existing AMT credits can be realized, and limited the ability to utilize net operating losses and provided an indefinite carryforward. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act made numerous large and small changes to the tax rules which do not affect REITs directly but may affect our shareholders and may indirectly affect us. On March 27, 2020, legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, was enacted. The CARES Act made technical corrections, or temporary modifications, to certain of the provisions of the Tax Cuts and Jobs Act. Consequently, prospective investors are urged to consult with their tax advisors with respect to the Tax Cuts and Jobs Act, the CARES Act, and any other legal, regulatory, or administrative developments and proposals and their potential effect on investment in our securities.
You are urged to consult your tax advisors regarding the tax consequences to you of:
•	the purchase, ownership or disposition of our securities including the federal, state, local, non-U.S. and other tax consequences;
•	our election to be taxed as a REIT for U.S. federal income tax purposes; and
•	potential changes in applicable tax laws.
Taxation of Our Company
General
We inadvertently filed a U.S. federal income tax return for the taxable year ended December 31, 2011, on IRS Form 1120-REIT. As a result, we inadvertently made a REIT election for the taxable year ended December 31, 2011. After seeking relief from the IRS, the IRS issued a private letter ruling to us on February 5,

2015, in which the IRS concluded that we will be treated as if we had not made the REIT election for the taxable year ended December 31, 2011. We elected to be taxed as a REIT under the Code by filing IRS Form 1120-REIT for the taxable year ended December 31, 2012. Although the private letter ruling that the IRS issued to us does not address our election to be taxed as a REIT for the taxable year ended December 31, 2012, we believe we have effectively elected to be taxed as, and have operated in a manner to allow us to qualify as, a REIT under the Code commencing with our taxable year ended December 31, 2012. We have not requested a ruling from the IRS as to our qualification as a REIT, and no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.
Dentons US LLP has acted as our tax counsel in connection with this offering. Dentons US LLP will render an opinion to us to the effect that, commencing with our taxable year ended December 31, 2012, and subject to certain assumptions and qualifications, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation has enabled and will continue to enable us to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter. In addition, it must be emphasized that the opinion of Dentons US LLP will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, the opinion will be based upon our factual representations set forth in this prospectus. The opinion of Dentons US LLP is not binding upon the IRS or any court. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Dentons US LLP. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Further, the anticipated U.S. federal income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Dentons US LLP has no obligation to update its opinion subsequent to the date of such opinion.
Subject to the foregoing, commencing with our taxable year ended December 31, 2012, we believe that we were organized and operated, and will continue to be organized and operated, in a manner that will allow us to qualify for taxation as a REIT under the Code. However, in addition to the issues discussed above, qualification and taxation as a REIT depend upon our ability to meet various tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and will operate, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Taxation of Our Company—Failure to Qualify.”
The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and the holders of its securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.
Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed.
We may, however, be required to pay U.S. federal tax as follows:
•	First, we will be required to pay tax at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.
•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances for taxable years prior to 2018.
•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, as described below, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•
Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
Sixth, in the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% asset test), as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we may retain our REIT qualification but will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the non-qualifying assets that caused us to fail such test.

•
Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•
Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. This built-in gains tax does not apply to any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Code.

•	Tenth, entities we own that are C corporations, including any “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.
•
Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income.” See “Taxation of Our Company—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•
Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed capital gain (to the extent that we make a timely designation of such gain to the holder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the holder in our stock.
•
Thirteenth, if we are treated for tax purposes as a Subchapter C corporation prior to our REIT election, then we would generally be subject to a corporate-level tax on a taxable disposition of any appreciated asset we hold as of the effective date of our REIT election. Specifically, if we dispose of a built-in-gain asset in a taxable transaction prior to the fifth anniversary of the effective date of our REIT election, we generally would be subject to tax at the highest regular corporate federal income tax rate on the gain.

•
Fourteenth, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, domestic taxable REIT subsidiaries will be subject to federal, state, and local corporate income tax on their taxable income.

Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	that issues transferable shares or transferable certificates of beneficial interest to evidence its beneficial ownership;
(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)	that is beneficially owned by 100 or more persons;
(6)
not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;

(7)
that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes; and
(9)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (9) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These share ownership and transfer restrictions are described under “Description of Common Stock—Restrictions on Ownership and Transfer” in this prospectus. These restrictions, however, do not ensure that we will, in all cases, satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Taxation of Our Company—Failure to Qualify.”
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, during periods in which our operating partnership is treated as a partnership for federal income tax purposes, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. During periods in which our operating partnership is treated as a disregarded entity for federal income tax purposes, it will not be treated as a separate entity and all assets, liabilities and items of income, gain, loss, deduction and credit of the operating partnership will be treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We have control of our operating partnership and intend to control any of its subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Taxation of Our Company—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries
We own interests in one taxable REIT subsidiary and may acquire interests in more taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below, and their operations will be subject to the provisions described above. See “—Taxation of Our Company—Asset Tests.”
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Qualifying income for purposes of that 75% gross income test generally includes:
•	rents from real property;
•
interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	income derived from foreclosure property;
•	gain from the sale of real estate assets that are not inventory or dealer property; and
•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares of stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•
Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property” and will not qualify for either the 75% or 95% gross income tests. The rent attributable to the personal property leased in connection with the lease of real property is the amount that bears the same ratio to total rent for the property in the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property at the beginning and at the end of such taxable year, or “the personal property ratio.” We believe that the personal property ratio of our properties will be less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT, for U.S. federal income tax purposes; and

•
We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent the failure will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of the value of such property.
Income we receive that is attributable to the use of parking spaces at the properties will generally constitute rents from real property for purposes of the gross income tests if certain services we provide with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the underlying obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, then the interest income will be treated as qualifying mortgage interest for purposes of the 75% gross income test. If, however, the fair market value of the personal property exceeds 15% of the total fair market value of all of the real and personal property securing the mortgage loan, then the loan will not be treated as fully secured by real property, the interest income must be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property security. In this case, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test, or (3) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was disposed of or extinguished. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent we receive dividends from a taxable REIT subsidiary, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.
We will monitor the amount of our non-qualifying income and will take actions intended to keep such income within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•
following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with applicable Treasury regulations; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income
Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income means gross income of a taxable REIT subsidiary attributable to service provided to or on behalf of a REIT, to the extent that the taxable REIT subsidiary’s income should be increased to reflect arms’ length charges for such services.
If a taxable REIT subsidiary of ours provides services to our tenants, we intend to set the fees paid to any such taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy five tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by:
•	cash or cash items, including certain receivables;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans on real property or on interests in real property;
•
interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	stock in other REITs;
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term;
•	debt instruments of publicly offered REITs; and
•	personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for investments in any other REITs, any qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total voting power or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Our operating partnership may own the stock of certain corporations that elect, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their stock. We intend that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. There can be no assurance that the IRS will not disagree with our determinations of value of such assets.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015.
In the event that we invest in a mortgage loan that is not fully secured by real property, the mortgage loan will nonetheless be treated as a real estate asset for purposes of the 75% asset test as long as the fair market value of the personal property does not exceed 15% of the total fair market value of the real and personal property securing the mortgage loan. To the extent that the fair market value of the personal property securing the mortgage loan exceeds 15% of the total fair market value of the real and personal property securing the mortgage loan, then only a portion of the mortgage loan may be treated as a real estate asset for purposes of the 75% asset test.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the non-qualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS.
Although we intend to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any non-compliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•	90% of our “REIT taxable income;” and
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”
For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, unless we qualify as a “publicly offered REIT,” the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. In these cases, we may borrow funds to pay dividends or pay dividends through the distribution of other property in order to meet the distribution requirements while preserving our cash.
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
In addition, in order to qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Any earnings and profits we accumulated before the effective date of our REIT election were distributed to stockholders of record before the end of the first taxable year for which we elected REIT status.
Interest Deduction Limitation
Commencing with taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by the Tax Cuts and Jobs Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net business interest expense, net operating losses and, for taxable years beginning before January 1, 2022, depreciation, amortization, and depletion.
Provided that a taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an “electing real property trade or business”, which is a trade or business involving real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If such an election is made, depreciable real property (including certain improvements) held by such electing real property trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code.
The foregoing interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT distribution requirements. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability than they would otherwise have.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Failure To Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax (for taxable years prior to 2018), on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General
All of our investments will be held indirectly through our operating partnership. In addition, our operating partnership will hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company—General.”
Entity Classification
Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). If our operating partnership does not qualify for the 100 Partner Safe Harbor, then the interests in our operating partnership will nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits of our operating partnership transferred during any taxable year of our operating partnership does not exceed 2% of the total interests in our operating partnership’s capital or profits, subject to certain exceptions. For purpose of this 2% trading safe harbor, our interests in our operating partnership are excluded from the determination of the percentage interests in capital or profits of our operating partnership. In addition, this 2% trading safe harbor does not apply to transfers by a limited partner in one or more transactions during any 30-day period representing in the aggregate more than 2% of the total interests in our operating partnership’s capital or profits. We, as general partner of our operating partnership, have the authority to take any steps we determine necessary to prevent any trading of interests in our operating partnership that would cause our operating partnership to become a publicly traded partnership, including any steps necessary to ensure compliance with this 2% trading safe harbor.
We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and we do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if our operating partnership is treated as a partnership for U.S. federal income tax purposes, it does not qualify for the 100 Partner Safe Harbor, and certain other safe harbor provisions of applicable Treasury regulations are not available, our operating partnership could be classified as a publicly traded partnership.
If our operating partnership or any of our other partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income. However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Taxation of Our Company—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.
Allocations of Income, Gain, Loss and Deduction
A partnership agreement will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations thereunder. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations With Respect to the Properties
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences.
Basis in Partnership Interest
Our adjusted tax basis in any partnership interest we own generally will be:
•	the amount of cash and the basis of any other property we contribute to the partnership;
•	increased by our distributive share of the partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and
•
reduced, but not below zero, by our distributive share of the partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership’s Property
Generally, any gain realized by a partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See “—Taxation of Our Company—Income Tests.”
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these rules will be implemented, it is possible that they could result in partnerships (including our operating partnership) in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our securities.
U.S. Federal Income Tax Considerations for Holders of Our Securities
The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our securities. This summary assumes you hold our securities as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:
•	financial institutions, banks and thrifts;
•	insurance companies;
•	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Securities”);
•	“S” corporations;
•	traders in securities that elect to mark to market;
•	partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity;
•	individual holders subject to the alternative minimum tax;
•	regulated investment companies and REITs;
•	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;
•	broker-dealers or dealers in securities or currencies;
•	U.S. expatriates;
•	persons holding our securities as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	U.S. persons whose functional currency is not the U.S. dollar; or
•	persons who receive our securities through the exercise of employee stock options or otherwise as compensation.
If you are considering purchasing our securities, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our securities arising under the laws of any state, local or non-U.S. taxing jurisdiction.
When we use the term “U.S. holder,” we mean a holder of our securities who, for U.S. federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•
a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (A) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (2) it has a valid election in place to be treated as a U.S. person.

If you hold our securities and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”
If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our securities are encouraged to consult their tax advisors.
Taxation of Taxable U.S. Holders of Our Securities
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For taxable years beginning before January 1, 2026, non-corporate U.S. holders may be entitled to deduct 20% of ordinary REIT dividends they receive from us. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.
To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders’ long term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:
•
include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.
Net Operating Losses
Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead these losses are generally carried over by us for potential offset against our future income.
Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Securities
A U.S. holder that sells or disposes of our securities will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the securities for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such securities for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of securities that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
(i)	is “substantially disproportionate” with respect to the U.S. stockholder;
(ii)	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or
(iii)	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.
If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Securities.”
Foreign Accounts
Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our securities and the effective date of such provision. See “—Foreign Accounts.”
Information Reporting and Backup Withholding
We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of our Securities.”

Taxation of Tax-Exempt Holders of Our Securities
Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders which are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Securities
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our securities by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of our securities, including any reporting requirements.
Distributions Generally
Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “ USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
1)	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or
2)	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs
Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPI, generally should not be subject to U.S. federal income taxation, unless:
1)
the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.
Sale of Our Stock
Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:
1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and
2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Securities—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Securities—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Securities—Sale of Our Stock.”
Information Reporting Requirements and Backup Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:
•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our securities should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Tax Rates
The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of our securities. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. For taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock or interest on our debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or

non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our securities.

PLAN OF DISTRIBUTION
Although the selling stockholders have not informed us of any specific plans, distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time, in one or more transactions, be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Common Stock may from time to time be traded, in the overthe-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:
•	privately negotiated transactions;
•	underwritten transactions;
•	exchange distributions and/or secondary distributions;
•	sales in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•
broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	short sales;
•	through the writing of options on the shares, whether or not the options are listed on an options exchange;
•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders (whether in redemption of their interests or otherwise) pursuant to the registration statement of which this prospectus is a part, by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributee to use the prospectus to resell the securities acquired in the distribution.
The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.
Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in tum engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in tum may sell them.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, certain legal matters in connection with this offering, including the validity of the securities, will be passed upon for us by Winston & Strawn LLP.
EXPERTS
The financial statements as of December 31, 2021 and 2020 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of December 31, 2021 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We maintain a web site at www.plymouthreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of Common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more information with respect to us and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.
Additionally, we file annual, quarterly and current reports and proxy statements with the SEC. The periodic reports and other confirmation are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We will make available to our stockholders’ annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The incorporated document contains important information about us, our business and our finances.
Any statement contained in a document that is incorporated by reference in this prospectus is updated and superseded if information contained in this prospectus modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 23, 2022;
•	Our Current Report on Form 8-K, filed with the SEC on February 23, 2022; and
•
Our Registration Statement on Form 8-A, filed with the SEC on February 24, 2020, which incorporates the description of our common stock from our Registration Statement on Form S-3 (Reg. No. 333-226438), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated, including all filings made after the date of the initial filing of this registration statement of which this prospectus forms a part and prior to the efffectiveness of the registration statement provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may obtain copies of any of these filings by contacting Plymouth Industrial REIT, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
(617) 340-3814
Website: http://www.plymouthreit.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

4,411,764 Shares of
Common Stock
PROSPECTUS
April 26, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.
SEC registration fee	$10,327
Accounting fees and expenses	$100,000
Legal fees and expenses	$100,000
Printing expenses	$10,000
Miscellaneous expenses	$9,673
Total	$230,000
Item 15.	Indemnification of Directors and Officers
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper personal benefit or profit in money, property or services or (b) bad faith or active and deliberate dishonesty established by a final judgment and which was material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
Our charter permits us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of our company.
Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify against reasonable expenses a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.
The MGCL permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
We provide insurance from a commercial carrier against certain liabilities that could be incurred by our directors and officers.
Item 16.	Exhibits
Exhibit Number	Description
3.1
Second Articles of Amendment and Restatement of Plymouth Industrial REIT, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-196798) filed on September 11, 2014)

3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-173048) filed on September 10, 2014)
3.3
Articles of Amendment of Plymouth Industrial REIT, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 8 to the Company’s Registration Statement on Form S-11 (File No. 333-19748) filed on June 1, 2017)

3.4
Articles Supplementary designating the terms of the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-381061) filed on October 23, 2017)

3.5
Articles Supplementary designating the terms of the Series B Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-381061) filed on December 17, 2018)

5.1	Opinion of Winston & Strawn LLP regarding the validity of the securities being registered.*
8.1	Opinion of Dentons US LLP regarding tax matters.*
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).*
23.2	Consent of Dentons US LLP (included in Exhibit 8.1).*
23.3	Consent of PricewaterhouseCoopers LLP*
24.1	Power of Attorney (included on the Signature Page).
107	Filing Fees*
*	Filed herewith.

Item 17.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(C) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(D) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 26, 2022.
Plymouth Industrial REIT, Inc.

By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby appoints Jeffrey E. Witherell and Pendleton P. White, Jr., and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Jeffrey E. Witherell	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2022
Jeffrey E. Witherell

/s/ Anthony Saladino	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2022
Anthony Saladino

/s/ Pendleton P. White, Jr.	President, Chief Investment Officer and Director	April 26, 2022
Pendleton P. White, Jr.

/s/ Martin Barber	Director	April 26, 2022
Martin Barber

/s/ Philip S. Cottone	Director	April 26, 2022
Philip S. Cottone

/s/ Richard J. DeAgazio	Director	April 26, 2022
Richard J. DeAgazio

/s/ David G. Gaw	Director	April 26, 2022
David G. Gaw

Signature	Title	Date

/s/ John W. Guinee	Director	April 26, 2022
John W. Guinee

/s/ Caitlin Murphy	Director	April 26, 2022
Caitlin Murphy